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                                                                      Exhibit 15




October 27, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 22, 1999 on our review of interim financial information of Rouge Industries, Inc. (the "Company") as of and for the period ended September 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (Registration No. 333-16183) amended as of February 11, 1997 and in its Registration Statements on Form S-8 (No. 33-88518, No. 33-88520, No. 333-53741 and No. 333-53743).


Yours very truly,


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP